Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 29, 2026, with respect to the consolidated financial statements of Hamilton Lane Credit Income Fund, included herein, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 29, 2026